As filed with the Commission on November 14, 2018

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14C

Proxy Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, of the Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

ABCO ENERGY, INC.

(Name of Registrant as Specified in Its Charter)

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules (14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

ABCO ENERGY, INC.

2100 North Wilmot Avenue

Tucson, AZ 85712

(520) 777-0511

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES

EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

_______________________________________________________

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

November 14, 2018

To the Stockholders of ABCO Energy, Inc.

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act  of 1934, as amended (the “Exchange Act”), to the  holders (the “Stockholders”) of record on November 7, 2018, (the “Record Date”), of (i) the common stock, $0.001 par value per share (the “Common Stock”), and (ii) the Preferred stock, par value $0.001 per share (the “Preferred Stock”), of ABCO Energy, Inc., a Nevada corporation (the “Company”), to notify the Stockholders that on November 8, 2018, the Company’s Stockholders holding a majority of the outstanding Common Stock and/or Preferred Stock, under Nevada law by written consent:

(1) authorized an amendment to the Company’s Articles of Incorporation, as amended, to increase the authorized shares of Common Stock to 5,000,000,000 shares (“Amendment to Increase Capital”).  The Amendment to Increase Capital will become effective on the date by the filing of the Amendment to Increase Capital with the Secretary of State of Nevada; and

(2) Authorized a reverse split (the “Reverse Split”) of the Company’s Common stock by a ratio of one (1) share for each twenty (20) shares (“Ratio”) outstanding.

On November 1,  2018, Stockholders of the Company owning a majority of the outstanding Common Stock and Preferred Stock, by written consent, adopted the Amendment to Increase Capital and the Reverse Split consummating each of the transactions embodied therein.

For further information regarding these matters, I urge you to carefully read the accompanying Information Statement.  If you have any questions about this proposal or would like additional copies of the Information Statement, you should contact me, Charles O’Dowd, the CEO and the Company Secretary at 2100 North Wilmot, Suite 211, Tucson, AZ 85712.

By order of the Board of Directors

 /s/Charles ‘O Dowd

CHARLES O’DOWD

President and Chief Executive Officer

ABCO ENERGY, INC.

2100 North Wilmot Avenue #211

Tucson, AZ 85712

(520) 777-0511

PRELIMINARY COPY

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

This Information Statement (the “Information Statement”) is being mailed on or about November 14, 2018 to the holders of record on the Record Date of the Common Stock and Preferred Stock of ABCO Energy, Inc., a Nevada corporation (the “Company”), in connection with the actions authorized and approved by the Company’s Board of Directors and a majority of the voting securities of the Company to authorize an amendment to the Company’s Articles of Incorporation, as amended, to increase the authorized share of Common Stock to 5,000,000,000 shares (“Amendment to Increase Capital”) and  authorized a reverse split (the “Reverse Split”) of the Company’s Common stock by a ratio of one (1) share for each twenty (20) shares (“Ratio”) outstanding. The Amendment to Increase Capital will become effective on the date of the filing of the Amendment to Increase Capital with the Secretary of State of Nevada. The Reverse Split is effective upon the filing of the Certificate of Change with the Nevada Secretary of State and receipt of the approval of FINRA of the Reverse Split.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

There will not be a meeting of shareholders and none is required under Nevada General Corporation Law for these actions.

The entire cost of furnishing this Information Statement will be borne by the Company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

PROPOSAL ONE

THE INCREASE THE COMPANY’S AUTHORIZED NUMBER

OF SHARES OF COMMON STOCK TO

5,000,000,000 SHARES OF COMMON STOCK

The Board of Directors believes it is in the best interest of the Company to increase the number of authorized shares of Common Stock authorized by 3,000,000,000 shares of Common Stock bring the total number of authorized shares of Common Stock to 5,000,000,000 shares, See “Reasons For the Increase” below. There are currently 2,000,000,000 shares of Common Stock authorized issuance, of which 499,854,239 shares are outstanding as of  November 7, 2018, the Record Date.

Under the Nevada revised Statues, this increase will be approved if a majority of the voting securities by written consent are in favor of the increased authorized shares.

The text of the Amendment is set forth in Exhibit A attached hereto.

Exhibit A is herein after referred to as the “Articles of Amendment”.

This proposal to increase the number of shares of Common Stock authorized for issuance will become effective upon the filing of the Articles of Amendment with the Secretary of State of Nevada.

REASONS FOR THE INCREASE

The shareholders on September 26, 2017, authorized an increase to 2,000,000,000 from 1,000,000,000.  Our board of directors believes that it is desirable to have additional authorized shares of common stock available for possible future financings, acquisition transactions, joint ventures and other general corporate purposes. Our board of directors believes that having such additional authorized shares of common stock available for issuance in the future will give us greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders’ meeting unless such approval is expressly required by applicable law. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the overall value of the Company to its shareholders. There are certain advantages and disadvantages of an increase in our authorized common stock. The advantages include:

•

To allow the Company to qualify and trade on the OTCQB trading platform which requires a closing of $0.01 or higher for 30 consecutive days which in turn will allow the Company to file its Form S-1 Registration Statement to register shares for trading under the Company’s $5,000,000 Equity Line of Credit with Oasis Capital, LLC. See the Company’s Form 8K filed with the SEC on September 7, 2018.

•	The ability to raise capital by issuing capital stock under various types of transactions and financing transactions.

•	To have shares of common stock and preferred available to pursue business expansion opportunities, if any.

The disadvantages include:

•

The issuance of authorized but unissued stock could be used to deter a potential takeover of our Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with our Board of Directors’ desires. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

•

Shareholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing shareholders.

•

The additional shares of Common Stock for which authorization is sought in this proposal would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding.

Although the Company will need to raise significant capital in the near term as described in its filings with the Securities and Exchange Commission, other than as set forth under the caption “Certain Transactions” below, the Company has no arrangements, agreements, or understandings in place at the present time for the issuance or use of the additional shares of Common Stock to be authorized by the proposed Amendment to Increase Capital. The Board of Directors does not intend to issue any Common Stock or securities convertible into Common Stock except on terms that the Board of Directors deems to be in the best interests of the Company and its shareholders.

Although an increase in the authorized shares of Common Stock could, under certain circumstances, have an anti-takeover effect, this proposal to adopt the amendment is not in response to any effort of which the Company is aware to accumulate our stock or obtain control of the Company. Nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and shareholders.

If the Company’s Stockholders do not approve the increase in authorized shares of Common Stock, the Company will be very limited in its ability to use shares of Common Stock for financing, acquisitions or other general corporate purposes.  The Board of Directors believes it is in the best interest of the Company to increase the number of shares of Common Stock authorized by 3,000,000,000 shares of Common Stock bring the total number of authorized shares of Common Stock to 5,000,000,000 shares, See “Reasons For the Increase” below. There are currently 2,000,000,000 shares of Common Stock authorized issuance, of which 499,844,239 shares are outstanding as of November 7, 2018.

APPROVAL REQUIRED

Pursuant to Nevada Revised Statutes, the Articles of Amendment must be approved a majority of the voting securities of the Company.

PROPOSAL TWO

TO AUTHORIZE THE REVERSE SPLIT OF COMMON STOCK

The Board of Directors and the holders of a majority of the Company’s voting securities have adopted resolutions permitting the Board to effectuate the Reverse Split of the Company’s Common Stock by the Ratio of one (1) share for each twenty (20) shares outstanding.

Background and Reasons for the Reverse Split; Potential Consequences of the Reverse Split

The Board is effectuating a Reverse Split, with the approval of the Company’s voting shareholders, with the primary intent of increasing the market price of the Company’s Common Stock to make the Common Stock more attractive to a broader range of institutional and other investors. In addition to potentially increasing the market price of the Common Stock, the Reverse Split would also reduce certain costs, as discussed below. Accordingly, for these and other reasons discussed below, the Company believes that effecting the Reverse Split is in the Company’s and the Company’s shareholders’ best interests.

The Board believes that an increased stock price may encourage investor interest and improve the marketability of the Common Stock to a broader range of investors, and thus enhance liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, because brokers’ commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of the Common Stock can result in an individual shareholder paying transaction costs that represent a higher percentage of total share value than would be the case if the share price of the Common Stock were substantially higher. This factor may also limit the willingness of institutions to purchase the Common Stock. The Board believes that the anticipated higher market price resulting from the Reverse Split could enable institutional investors and brokerage firms with such policies and practices to invest in the Common Stock. In addition, the Reverse Split would increase the likelihood that shares of our Common Stock could be listed on the OTCQB Marketplace. The listing rules of the OTCQB Marketplace require, among other things, that issuers maintain a minimum closing bid price of at least $0.01 per share. By potentially increasing the market price of the Common Stock to more than $0.01 as a result of the Reverse Split, the Company would requalify for the “OTCQB” designation.

Although the Company expects the Reverse Split will result in an increase in the market price of the Common Stock, the Reverse Split may not increase the market price of the Common Stock in proportion to the reduction in the number of shares of the Common Stock outstanding or result in a permanent increase in the market price, which is dependent upon many factors, including the Company’s performance, prospects and other factors detailed from time to time in its reports filed with the SEC. The history of similar reverse stock splits for companies in like circumstances is varied. If the Reverse Split is effectuated and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of a reverse stock split.

Further, prior to filing the amendment to the Certificate of Incorporation reflecting the Reverse Split, we must, first notify the Financial Industry Regulatory Authority (“FINRA”) by filing the Issuer Company Related Action Notification Form for the Reverse Stock Split. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

Effect of the Reverse Split on Holders of Outstanding Common Stock

Based on 499,854,239shares of Common Stock issued and outstanding as of November 7, 2018, immediately following the Reverse Split the Company would have approximately 24,992,711shares of Common Stock issued and outstanding at the Reverse Split Ratio of one (1) share for one for each twenty (20) shares outstanding.

The Reverse Split will affect all holders of the Company’s Common Stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Split will be rounded up to the next whole number. In addition, the Reverse Split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Split may result in some shareholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the effective time of the Reverse Split, the Company’s Common Stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify the Company’s equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Split, the Company will continue to be subject to the periodic reporting and other requirements of the Exchange Act. The Common Stock will continue to be quoted on the OTC Pink Marketplace, subject to any decision of the Company’s Board to list the Company’s securities on another OTC Markets Group platform (such as the OTCQB Marketplace), or on a stock exchange.

Authorized Shares of Common Stock

The Reverse Split will not change the number of authorized shares of the Common Stock under the Company’s Articles of Incorporation. Because the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining available for issuance will increase. Upon the filing of the Article of Amendment (Proposal One) to the Company’s Articles of Incorporation, the Company’s authorized capital stock consists of 5 Billion shares of Common Stock and 100,000,000 shares of preferred stock, par value $0.001. Based on the shares of Common Stock issued and outstanding as of November 7, 2018, immediately following the Reverse Split the Company would have approximately 24,992,711shares of Common Stock remaining available for issuance.

By increasing the number of authorized but unissued shares of Common Stock, the Reverse Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board. For example, it may be possible for the Board to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of the Company or its shareholders. The Reverse Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Split may limit the opportunity for the Company’s shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Split may have the effect of permitting the Company’s current management, including the current Board, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board is not aware of any attempt to take control of the Company and the Board has not approved the Reverse Split with the intent that it be utilized as a type of anti-takeover device.

Beneficial Holders of Common Stock (i.e., shareholders who hold in street name

Upon the implementation of the Reverse Split, the Company intends to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effectuate the Reverse Split for their beneficial holders holding the Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Split. Shareholders who hold shares of the Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., shareholders that are registered on the transfer agent’s books and records but do not hold stock certificates

Certain of the Company’s registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These shareholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Shareholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Split Common Stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Shareholders holding shares of the Company’s Common Stock in certificated form will be sent a transmittal letter by the Company’s transfer agent after the effective time of the Reverse Split. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing shares of the Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Split Common Stock (the “New Certificates”). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Shareholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled as a result of the Reverse Split, subject to the treatment of fractional shares described below. Until surrendered, the Company will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-Reverse Split Common Stock to which these shareholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

The Company does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, the Company will not issue certificates representing fractional shares. In lieu of issuing fractions of shares, the Company will round up to the next whole number.

Effect of the Reverse Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Proportionate adjustments will be made based on the ratio of the Reverse Split to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This will result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to the Company’s treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Ratio, subject to the Company’s treatment of fractional shares.

Effect on Par Value

The Reverse Split will not affect the par value of the Company’s Common Stock, which will remain $0.001 per share.

Accounting Matters

As of the effective time of the Reverse Split, the stated capital attributable to Common Stock and the additional paid-in capital account on the Company’s balance sheet will not change due to the Reverse Split. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of the Company’s Common Stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of the Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of the Common Stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold the Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold the Common Stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of the Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold the Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this information statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Split.

PLEASE CONSULT YOUR OWN TAX ADVISER REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a shareholder generally will not recognize gain or loss on the Reverse Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the Reverse Split.

No Appraisal Rights

Under Nevada law and the Company’s charter documents, holders of the Company’s Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in this Proposal Two

Certain of the Company’s officers and directors have an interest in this Proposal Two as a result of their ownership of shares of our Common Stock and of the Series B Preferred Stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” above. However, we do not believe that our officers or directors have interests in this Action that are different from or greater than those of any other of our shareholders.

OTHER MATTERS

Summary Compensation Table

The following table sets forth certain summary information concerning the cash and non-cash compensation awarded to, earned by, or paid to Charles O’Dowd, our President and Chief Executive Officer, and Wayne Marx our Vice President and Secretary for the fiscal years ended December 31, 2017 and 2016.  These two officers are referred to as the “named executive officers” in this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total Compensation ($)
Charles O’Dowd	2017	$52,000			$5,000	$52,000
President & CEO	2016	$52,000				$52,000

Wayne Marx	2017	0				0
VP, Director	2016	0				0

Mr. O’Dowd normally receives a salary of $52,000 per year.  Mr. O’Dowd was employed in July, 2011 and works full time for the Company.

Mr. Marx has not received any compensation for his services to the Board of Directors and no arrangements have been made to do so at this time.  It is anticipated that his remuneration for calendar 2018 will remain the same as fiscal 2017.

There is no family relationship between any of the current officers or directors of the Company.

Grants of Equity Incentive Plan-Based Awards

None.

Executive Incentive Equity Incentive Plan

None.

OUTSTANDING EQUITY AWARDS AFTER FISCAL YEAR END

 The following table sets forth information on outstanding option and stock awards held by the named executive officers of the Company at June 30, 2018, including the number of shares underlying both exercisable and un-exercisable portions of each stock option as well as the exercise price and the expiration date of each outstanding option.

Outstanding Equity Awards at Fiscal Year-End
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options un-exercisable (#)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date
Charles O’Dowd	500,000	0	$.001	01/01/2016	01/01/2021

Wayne Marx	500,000		0.001	01/01/2016	01/01/2021

(1)	All options vest 20% per year beginning on the first anniversary of their grant date.

In the aggregate of 1,620,000 stock awards are outstanding under the Equity Incentive Plan as of June 30, 2018.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Other than as disclosed below, during the last two fiscal years, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

Any future material transactions and loans will be made or entered into on terms that are no less favorable to the Company that those that can be obtained from unaffiliated third parties.  Any forgiveness of loans must be approved by a majority of the Company’s independent directors who do not have an interest in the transactions and who have access, at the Company’s expense, to Company’s or independent counsel.  Until the Company has more than two directors, this policy will not be in effect.

Related party loans are demand notes totaling $187,826 as of December 31, 2017.

Related party notes payable as of December 31, 2016 and December 31, 2017 consists of the following:

Description	December 30, 2017	December 31, 2016
Notes payable – Director bearing interest at 12% per annum, unsecured, demand notes.	$60,000	$60,000
Note payable - Officer bearing interest at 12% per annum, unsecured, demand note	61,050	53,501
Note payable – other bearing interest at 12% per annum, unsecured, demand note.	66,776	66,776
Total	$187,826	$180,277

The first note in the amount of $60,000 provides for interest at 12% per annum and is unsecured.  This note resulted in an interest charge of $27,192 accrued and unpaid at December 31, 2017.

The second note was increased by new loans of $30,557 and $33,000 during 2017. The note is an unsecured demand note and bears interest at 12% per annum. This note has an accrued and unpaid interest charge of $5,223 at December 31, 2017.

The third note is from a related party and has a current balance of $67,774 as of December 31, 2017.  The note is an unsecured demand note and bears interest at 12% per annum. This note has an accrued and unpaid interest charge of $12,571 at December 31, 2017.

CERTAIN TRANSACTIONS

Until May 8, 2017, the Company’s common stock was listed on the OTCQB Market under the symbol ABCO. Effective that date, the shares were delisted from the OTCQB because of the failure to cure a bid price deficiency whereby the shares did not close at or above $0.01 for 30 consecutive trading days over the last six [6] month period. The common stock now trades on the OTC Pink Tier under the symbol ABCE. The Company intends to re-apply for listing on the OTCQB as soon as its shares close on the Pink Tier for $0.01 or more for 30 consecutive days. No assurance can be given that the shares will ever close at or above $0.01 requirement, if the closing press comply to the requirements, that the application for re-listing will be approved.

During November, 2016, the Company issued an aggregate of 1,449,649 shares to financial consulting entities for services relating to fund raising activities. The total issuance was valued at $103,400 for fair market value as negotiated and that amount is charged to additional paid in capital.

During November and December 2017, the Company issued an aggregate of 7,194,063 restricted common shares to financial consulting entities for services relating to fund raising activities. The total issuance was valued at $20,000 for fair market value as negotiated and that amount is charged to additional paid in capital.

At June 30, 2018 and December 31, 2017, the Company had sold but have not yet issued 88,491,082 and 35,140,224 shares of common stock. The gross proceeds during the six months ended June 30, 2018 totaled $446,122 and the expenses of offering totaled $265,228.  The net proceeds of $180,894 were used for working capital, corporate expenses, legal fees and public company expenses. Many shareholders have elected to wait for the issuance of restricted shares until the holding period has expired. The following table shows the issued and unissued shares at the end of the period.

Effective December 31, 2016, the Company entered into a Consulting Agreement (“CA”) with Joshua Tyrell (“Tyrell”) which provides for Tyrell to assist in various business development activities on behalf of the Company, including but not limited to realizing new business opportunities.  In consideration for rendering such services, Tyrell was issued 1,500,000 free trading shares of Company common stock.  The CA had a six month term expiring on March 31, 2017.  On November 7, 2016 and on November 30, 2016, the CA was amended to provide for the payment of an additional 6,300,000 and an additional 5,000,000 free-trading shares, respectively to Tyrell for services rendered due to the huge trading volume of the derivative conversions and to extend the term of the CA to twelve (12) months ending November 7, 2017.  The consultant received a total of 14,300,000 (1,430,000 post reverse split) shares of free trading and restricted common stock valued at $91,600.

The Company entered into Securities Purchase Agreement with Blackbridge Capital, LLC, a Delaware limited liability company [“SPA”], operating out of New York, New York (“Blackbridge”) whereby Blackbridge had agreed to purchase up to $5,000,000 worth of shares of the Company’s common stock.  The Company agreed to file a Registration Statement to register such shares for sale to Blackbridge.  In addition, the Company issued [i] a convertible promissory note to Blackbridge pursuant to the Securities Purchase Agreement equal to $150,000 as a commitment fee, that is currently charged to prepaid expenses until services are provided (the “Blackbridge Note”), [ii] and a $100,000 Convertible Note to cover the expenses to be incurred for the preparation and filing of the Registration Statement and related matters (“Expenses Note”).

On March 13, 2017, the Company and Blackbridge, entered into an Agreement, effective as of March 1, 2017, terminating the SPA.  The Registration Statement on Form S-1 filed by the Company pursuant to the SPA could not be processed because of technical issues raised by the SEC about Blackbridge and was withdrawn on February 28, 2017.

During the six-month period ended June 30, 2017 the Company sold an aggregate of 33,143,250 shares of common stock and received or credited gross proceeds of $280,871. Of such shares, 26,362,000 were not issued because of the lack of a sufficient number of authorized shares. The Company’s Articles of Incorporation were amended on August 17, 2017 to increase the authorized shares from 50,000,000 shares to 1,000,000,000 shares after the Company Shareholders authorized such Amendment at a Special Meeting held on August 17, 2017. Expenses of this offering totaled $162,855.  The net proceeds of $118,016 were used for working capital, corporate expenses, legal fees and public company expenses. The unissued shares with equity valuation of $178,169 were issued after the special meeting.

The Board of Directors of the Company has approved a reverse stock split of its common stock, at a ratio of 1-for-10 (the “Reverse Stock Split”).  The Reverse Stock Split became effective with FINRA (the Financial Industry Regulatory Authority) and in the marketplace on January 13, 2017 (the “Effective Date”), whereupon the shares of common stock began trading on a split adjusted basis.  On the Effective Date, the Company’s trading symbol was changed to “ABCED” for a period of 20 business days, after which the “D” will be removed from the Company’s trading symbol, which will revert to the original symbol of “ABCE”.  In connection with the Reverse Stock Split, the Company’s CUSIP number will change to 00287V204.  On the Effective Date, the total number of shares of the Company’s Common Stock held by each stockholder will be converted automatically into the number of whole shares of Common Stock equal to (i) the number of issued and outstanding shares of Common Stock held by such stockholder immediately prior to the Reverse Stock Split, divided by (ii) 10.  No fractional shares will be issued, and no cash or other consideration will be paid.  Instead, the Company will issue one whole share of the post-Reverse Stock Split Common Stock to any stockholder who otherwise would have received a fractional share because of the Reverse Stock Split.

As a result of the Reverse Stock Split the number of authorized shares of common stock was reduced to 50,000,000 from 500,000,000 shares.  The Company has called a Special meeting for June 22, 2017 to authorize an amendment to the Articles of Incorporation to increase the authorized capital to 1,000,000,000 common shares and 100,000,000 preferred shares.

The Company’s Articles of Incorporation, as amended, were amended to increase the authorized shares of Common stock to 2,000,000,000 shares. The holders of Common Stock and Preferred Stock constituting a majority of the voting power of the Company adopted the Amendment by written consent, as aforesaid.

On February 25, 2017, the Company replaced its current auditors, Thayer-O’Neal Company, LLC (“Thayer”) with Fruci & Associates II, PLLC (“Fruci”).  There were no disagreements between the Company and Thayer regarding accounting principles or practices, disclosure requirements or auditing scope or procedures which resulted in this change of auditors.  Fruci conducted the audits of the Company’s financial statements for the fiscal years ended December 31, 2016 and 2017, which appeared its Form 10-K has its fiscal year ended December 31, 2017.

On September 12, 2018, the Company and Fruci ceased their client-auditor relationship. There were no disagreements between the Company and Fruci regarding accounting principles or practices, disclosure requirements or auditing scope or procedures which resulted in this change of auditors. On October 4, 2018, the Company engaged Semple, Marchal & Cooper, LLP, as its auditors for the fiscal year ended December 31, 2018.

The Company and Blackbridge Capital Growth Fund LLC (“Seller”) are the parties to that certain promissory note originally issued by the Company to Seller on November 2, 2016 (“Original Note”), in the principal amount of $100,000.00 On or around June 7, 2018, Seller entered into a note purchase and assignment agreement (the “Agreement”) to sell and assign the Original Note to L2 Capital, LLC (“Holder”). The Board of Directors of the Company deemed it in the best interests of the Company to enter into the Agreement and issue a 7% replacement convertible promissory note of the Company in the aggregate principal amount of $87,707.25 (the “Replacement Note”) to the Holder, convertible into shares of common stock of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Replacement Note. The Seller was paid on June 14, 2018 and the transaction closed on that date with the Replacement Note being delivered to the Holder by the Company.

On January 17, 2018, the debt holder Blackbridge Capital Growth Fund, LLC converted $14,375 of their convertible debentures into 12,500,000 shares of common stock.  This transaction resulted in an increase to paid in capital for derivative gains in the amount of $25,196 in addition to the reduction in the debt in the amount of $14,375.  As of June 30, 2018, Blackbridge had sold their promissory note to L2 Capital, LLC in a private transaction. L2 Capital converted $29,382 of the note into 29,000,000 shares of common stock prior to June 30, 2018. The balance of the convertible debenture was 57,981 at June 30, 2018.

On January 11, 2017, the Company issued a twelve (12) month $45,000 convertible promissory note to Crown Bridge Partners, LLC, (“Crown”), which bears interest at the rate of 5% per annum on the principal sum of the outstanding (“Crown Note”).  The Company received net proceeds of $40,000 after deductions for expenses from the Crown Note which is convertible at any time after the six (6) month anniversary of the Note into shares of common stock as a conversion price equal to 52% of the lowest one (1) trade prices in the 20 trading days before the conversion date. During 2017 Crown converted $5,979 of their convertible debentures for 3,790,000 shares of common stock. During the period ended June 30, 2018, Crown Bridge converted $39,021 in principal and $712 of Interest into 49,358,000 shares of common stock. The balance of the note was $8,445 plus accrued interest of $4,359 as of June 30, 2018.

On October 13, 2017, the Company issued a nine (9) month $58,000 convertible promissory note to Power Up Lending Group, Ltd., (“Power Up”), which bears interest at the rate of 8% per annum on the principal sum of the outstanding (“PowerUp Note”).  The Company received net proceeds of $55,000 after deductions for expenses from the Power Up Note.  The PowerUp Note was convertible at any time after the six (6) month anniversary of the Note into shares of common stock as a conversion price equal to 58% of the lowest two (2) trade prices in the 15 trading days before the conversion date. The earliest conversion date was April 19, 2018. During the period ended June 30, 2018 PowerUp Lending converted and sold $59,815 worth of debentures including $1,815 in interest for 51,130,560 shares of common stock. The balance of the Power Up Note was $0 at June 30, 2018.

On May 7, 2018, the Company entered into a Series C Preferred Stock Purchase Agreement with Power Up Lending Group Ltd. (“PU”) pursuant to which the Company agreed to issued 78,000 shares of Series C Preferred Stock (“Series C Shares”) in exchange for a net purchase price of $75,000.00. The transaction was closed on May 22, 2018. The Series C Shares were issued on May 7, 2018. PU, as holder of the Series C, has no voting rights and the Series C Shares are subordinate to the Series B Preferred Stock currently outstanding.

On July 6, 2018, the Company entered into a Series C Preferred Stock Purchase Agreement with Power Up Lending Group Ltd. (“PU”) pursuant to which the Company agreed to issue an additional 68,000 Series C Shares in exchange for a net purchase price of $68,000.00. The transaction was closed on July 13, 2018. The Series C Shares were issued as of July 6, 2018. PU, as holder of the Series C, has no voting rights and the Series C Shares are subordinate to the Series B Preferred Stock currently outstanding.

On August 24,2018, the Company entered into a third Series C Preferred Stock Purchase Agreement with Power Up Lending Group Ltd (“PU”) pursuant to which the Company agreed to issue an additional 73,000 Series C Shares in exchange for a net purchase price of $70,000. The transaction closed on August 29, 2018. The Series C Shares were issued on August 24,2018. PU, as holder of the Series C Shares, has no voting rights and the Series C Shares are subordinate to the Series B Preferred Stock currently outstanding.

Effective as of September 2, 2018 Redstart Holdings Corp. (“RHC”) acquired from Power Up Lending Group Ltd., all of the 219,000 Series C Preferred Stock of ABCC Energy, Inc. owned by Power-Up in exchange for a one year recourse Promissory Note in the amount of $328,500 with interest at the rate of 8% per annum pursuant to a Stock Purchase Agreement dated October 31, 2018 (“SPA”). The Company agreed to the transactions contemplated by the SPA.

The Company, effective as of September 1, 2018, entered into an Equity Purchase Agreement with Oasis Capital, LLC, a Puerto Rico limited company (“Investor”) pursuant to which Investor agreed to purchase up to $5,000,000 of the Company’s common stock at a price equal to 85% of the market price at the time of purchase (“Put Shares”). The Company agreed to file a new registration statement to register for resale the Put Shares. The Registration Statement must be effective with the SEC before Investor is obligated to purchase any Put Shares. In addition, the Company [i] issued to Investor a one year $150,000 note which is convertible at a fixed price of $.01 per share as a commitment fee for its purchase of Put Shares and [ii] delivered to Investor a Registration Rights Agreement pursuant to which the Company agreed to register all Put Shares acquired under the Equity Purchase Agreement.

DIRECTORS AND OFFICERS

Executive Officers

Name	Age	Position	Position(s) Since
Charles O’Dowd	68	CEO, President, Secretary, Director	July 1, 2011
Wayne Marx	67	Vice President, Director	July 1, 2011

COMPENSATION OF DIRECTORS

At this time, directors receive no remuneration for their services as directors of the Company, nor does the Company reimburse directors for expenses incurred in their service to the Board of Directors. The Company does not expect to pay any fees to its directors for the 2018 fiscal year.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

At present, we do not have employment agreements with any of our Executive officers.  There is no pending litigation or proceeding to which the Company is a party that may materially affect the business or its assets. The Company is not subject to any adverse order, judgment or decrees entered in connection with the offering by the regulatory authorities in each state; by any court; or by the Securities and Exchange Commission.

Directors, Executive Officers, Promoters and Control Persons, Conflicts of Interest

No retirement, pension, profit sharing, or insurance programs exist for Officers or Directors.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND OFFICERS

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of outstanding Common Stock as of  September 30, 2018 by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of our directors, (iii) each of our named executive officers (as defined in Item 403(a) of Regulation S-K under the Securities Act),  (iv) the beneficial ownership of  Series B Preferred Stock and  (v) all executive officers and directors as a group. Except as indicated in the footnotes below, the security and stockholders listed below possess sole voting and investment power with respect to their shares.

Name of Beneficial Owner (1)	Amount and Nature of Common Stock	Percent of Class (2)	Amount and Nature of Beneficial Owner of Preferred Stock	Percent of Preferred Stock Class (3)(4)(5)

Charles O’Dowd	18,400,000	3.70%	12,000,000	40.0%
Wayne Marx	2,100,000	0.020%	2,000,000	6.7%
All Officers, Directors and 5% Shareholders-As a Group	20,500,000	3.90%	14,000,000	46.7%

(1) “Beneficial Owner” means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares, underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2) For each shareholder, the calculation of percentage of beneficial ownership is based upon 499,854,239 shares of Common Stock outstanding as of November 7, 2018, and shares of Common Stock subject to options, warrants and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days, which are deemed to be outstanding and to be beneficially owned by the shareholder holding such options, warrants, or conversion rights. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants and conversion rights to obtain additional securities and that no other shareholder has exercised such rights.

(3) These shares are convertible into ten (10) shares of common stock at an exercise price of $.001 per share.

(4) Based upon 30,000,000 shares of Preferred Stock, outstanding as of October 31, 2018.

(5) Represents an aggregate of 600,000,000 votes because each Series B Preferred share has 20 votes.

Changes in Control

On September 15, 2017 and on August 30,2018, the Board of Directors authorized the issuance of an aggregate of 30,000,000 shares of Series B Convertible Preferred Stock (“Series B”) with 15,000,000 shares of Series B  authorized on each such date, which shares provide for 20 votes of each issued share of the Series B and provides that Series B holders are entitled to vote together with holders of common stock with respect to any matter upon which the holders of Common Stock have the right to vote on. The Series B is also convertible into 10 shares of Common Stock for each share of Series B. The Series B were issued to each director and to certain consultants (collectively “Control Shareholders” to the Company as follows:

Name	Positions	No. of Shares of Series B
Charles O’Dowd	President, CEO and Director	12,000,000
Wayne Marx	Secretary and Director	2,000,000
Absaroka Communications Corp	Consultant	8,000,000
Cereus Consulting LLC	Consultant	8,000,000

The Series B were issued to allow for the Company’s Management to continue to guide the Company forward in view of some business challenges facing the Company now.  On the date of this Information Statement, there were 499,854,239shares of Common Stock outstanding.  The Control Shareholders and the Series B holders, by written consent, [i] adopted the Amendment to Increase Capital to increase the authorized number of Common Stock from 2,000,000,000 to 5,000,000,000 shares for the reasons hereinabove set forth above under the captain “Reasons for the Increase”, and [ii] approved the Reverse Split with a ratio of one (1) share for each twenty (20) shares of Common Stock outstanding as of the Record Date.

The issuance of the Series B resulted in a change of control of the Company as that term is defined under in the defined in the Securities Act of 1933, as amended (the “1933 Act”).  As of the date of this Information Statement, there were 499,854,239shares of Common Stock outstanding, of which the Control Shareholders own 52,000,000 common shares and 30,000,000 shares of Preferred Stock, each Series B Preferred share having 20 votes for each Series B Preferred share held by them of record. The 30,000,000 shares of Series B Preferred Stock  represent an aggregate of 600,000,000 votes because each such share has 20 votes.  As a result of owning of these shares of Common and Preferred Stock, the Control Shareholders will have voting control the Company.

On September 15, 2017, the Board of Directors of the Company authorized the issuance of 27,000,000 restricted shares of common stock, (“New Restricted Common Shares”) to the Control Shareholders. On August 30, 2018, the Company issued an additional 27,000,000 of New Restricted Common Shares to the Control Shareholders. The following table gives effect to all New Restricted Common Shares as follows:

Name	Positions	Number of New Restricted Common Shares
Charles O’Dowd	President, CEO and Director	18,000,000
Wayne Marx	Secretary and Director	2,000,000
Absaroka Communications Corp	Consultant	16,000,000
Cereus Consulting, LLC	Consultant	16,000,000
Total		52,000,000

The second issuance of New Restricted Common Shares were issued for services rendered to the Company and both issuances New Restricted Common Shares, together with two issues the Series B allows the Company Management to continue to guide the Company forward in view of some business challenges facing the Company now.  These Shares were issued upon an exemption from registration pursuant to Section 4(2) of the 1933 Act and Rule 506 of Regulation D under the 1933 Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes of ownership with the SEC.  Our officers, directors and 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms so filed.

Based solely on a review of copies of such forms received and written representation letters from our executive officers and directors, we believe that, during the last fiscal year, all executive officers and directors complied with the Section 16(a) reporting requirements, except that Forms 5 for each director to report the respective grants of common stock as their retainers were filed late.

ADDITIONAL INFORMATION

We have filed a copy of our 2017 Form 10-K and this proxy statement with the SEC, which are available on its website at www.sec.gov, and are also available on our website at www.ir.abcoenergy.com.  Information on, or that can be accessed through, our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings we make with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxies and information statements and other information regarding the Company and other issuers that file electronically with the SEC at www.sec.gov. The Company’s proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website. Shareholders may also read and copy materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Shareholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

INCORPORATION BY REFERENCE

The SEC allows the Company to “incorporate by reference” into this Proxy Statement documents it files with the SEC. This means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Proxy Statement, and later information that the Company filed with the SEC as specified below will update and supersede that information. Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Company incorporates by reference the following filing:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on April 17, 2018;

•

The Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2016, September 30, 2016 and March 31, 2017, June 30, 2017, September 30, 2017, March 31, 2018 and June 30, 2018, as filed on August 20, 2016, November 21, 2016, May 22, 2017, August 21, 2017, November 30, 2017, May 21, 2018, and August 21, 2018, respectively; and

•

The Company’s Current Reports on Form 8-K, as filed on May 15, 2016, October 24, 2016, November 29, 2016, December 13, 2016, March 15, 2017, May 10, 2017, August 21, 2017, October 2, 2017, October 5, 2017, May 25, 2018, June 15, 2018 , July 18, 2018, September 7, 2018, September 19, 2018, and October 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Proxy Statement on Schedule 14C to be signed on its behalf by the undersigned duly authorized.

ABCO ENERGY, INC.

Dated: November 14, 2018	By:	/s/ Charles O’Dowd
Name: Charles O’Dowd
Title: Chief Executive Officer

Exhibit A

FORM OF CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION OF

ABCO Energy, Inc.

November 8, 2018

ABCO Energy, a corporation organized and existing under and by virtue of the Nevada Revised Statutes (the "Corporation"), does hereby certify:

First: The Board of Directors of the Corporation acting by Unanimous Written Consent in accordance with Section 78.315 of the Nevada Revised Statutes of the State of Nevada, adopted a resolution authorizing the Corporation to increase the number of shares of authorized Common Stock of the Corporation (the "Common Stock") from 2,000,000,000 to 5,000,000,000, to effect a 1 for 20 reverse split of the Common Stock, par value $0.001, whereby every 20 issued and outstanding shares of the Corporation's Common Stock (including each share of treasury stock), shall automatically and without any action on the part of the holder thereof be combined into one (1) fully paid and non-assessable share of Common Stock, and to file this Certificate of Amendment:

Article 3 of the Articles of Incorporation of the Corporation is hereby amended to include the following:

"On November 8, 2018, the Corporation's Board of Directors and a majority of the shareholders entitled to vote on the action approved an increase of the number of shares of Corporation's authorized common stock from 2,000,000,000 to 5,000,000,000 and a 1 for 20 reverse stock split to be effective upon the Corporation's receipt of written notice from the Financial Industry Regulatory Authority ("FINRA") that the Corporation's request to process documentation with respect to the aforementioned reverse stock split pursuant to FINRA Rule 6490 has occurred (the "Split Effective Date"). Each 20 shares of the corporation's common stock issued and outstanding immediately prior to the Split Effective Date (the "Old Common Stock") shall automatically reclassified and changed into one share without any action on part of the holder thereof, which the Corporation shall be authorized to issue immediately subsequent to the Split Effective Date (the "New Common Stock"). Each holder of a certificate or certificates which immediately prior to the Split Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates") shall, from and after the Split Effective Date, be entitled to receive upon surrender of such Old Certificates to the Corporation's transfer agent for cancellation, a certificate or certificates (the "New Certificates") representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. No fractional shares of New Common Stock of the Corporation shall be issued. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation. Instead, any fractional share shall be rounded to the next whole share.

Second: That in lieu of a meeting and vote of stockholders, the holders of a majority in interest of record of the issued and outstanding shares of Common Stock and Series B Preferred Stock, have given Written Consent to said amendment in accordance with the provisions of Section 78.320 of the Nevada Revised Statutes.

Third: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 78.390 of the Nevada Revised Statutes.

A-1